INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion in this Pre-Effective Amendment No. 1 to Registration Statement No. 333-60304 on Form N-1A of Lord Abbett Blend Trust of our report dated June 20, 2001 on the Statement of Net Assets of Lord Abbett Small-Cap Blend Fund and to the references to us under the captions "Independent Auditors" and "Financial Statements" in the Statement of Additional Information, which is a part of this Registration Statement.

DELOITTE & TOUCHE LLP
New York, New York
June 20, 2001